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                                CONTRACT SCHEDULE
                  LIFETIME GUARANTEED WITHDRAWAL BENEFIT RIDER

LIFETIME GWB RIDER SPECIFICATIONS      [Single Life Version, Joint Life Version]

EFFECTIVE DATE:                        [February 15, 2007]

MINIMUM LIFETIME INCOME AGE:           [59 1/2]

INITIAL TOTAL GUARANTEED WITHDRAWAL    [$100,000.00]
AMOUNT:

MAXIMUM BENEFIT AMOUNT:                [$5,000,000]

COMPOUNDING ALLOWABLE WITHDRAWAL:      [second] withdrawal

COMPOUNDING INCOME PERIOD END DATE:    [10th] Contract Anniversary

COMPOUNDING INCOME PERCENTAGE:         [5%]

LIFETIME GWB WITHDRAWAL RATE:          [5%]

AUTOMATIC STEP-UP DATE:                [Every Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP AGE:         [85]

LIFETIME GWB MAXIMUM FEE RATE:         [0.95% for Single Life Version, 1.40% for
                                       Joint Life Version]

LIFETIME GWB FEE RATE:                 [0.50% for Single Life Version, 0.70% for
                                       Joint Life Version]

LIFETIME GWB CANCELLATION WINDOW       [30 day period following the 5th, 10th,
PERIODS:                               and 15th and later Anniversaries
                                       following the Effective Date]

GUARANTEED PRINCIPAL ADJUSTMENT        [15th Anniversary following the Effective
ELIGIBILITY DATE:                      Date]

ALLOCATION, TRANSFER AND REBALANCING
------------------------------------
LIMITS:
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   LIFETIME GWB SUBACCOUNTS:           [Metlife Defensive Strategy Portfolio,
                                       Metlife Moderate Strategy Portfolio,
                                       Metlife Balanced Strategy Portfolio,
                                       Metlife Growth Strategy Portfolio]

   PLATFORM 1 MINIMUM PERCENTAGE:      [20%]

   PLATFORM 1 SUBACCOUNTS:             [Pearson Fund, Foley Fund, Badeer Fund,
                                       Nardi Fund]

   PLATFORM 2 MAXIMUM PERCENTAGE:      [80%]

   PLATFORM 2 SUBACCOUNTS:             [Pearson Fund, Foley Fund, Badeer Fund,
                                       Nardi Fund]

   PLATFORM 3 MAXIMUM PERCENTAGE:      [10%]

   PLATFORM 3 SUBACCOUNTS:             [Pearson Fund, Foley Fund, Badeer Fund,
                                       Nardi Fund]

   PLATFORM 4 MAXIMUM PERCENTAGE:      [10%]

   PLATFORM 4 SUBACCOUNTS:             [Pearson Fund, Foley Fund, Badeer Fund,
                                       Nardi Fund]